As filed with the Securities and Exchange Commission on March 15, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ARATANA THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	38-3826477
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
11400 Tomahawk Creek Parkway, Suite 340 Leawood, KS 66211	66211
(Address of Principal Executive Offices)	(Zip Code)

Aratana Therapeutics, Inc. 2013 Incentive Award Plan

(Full Title of the Plan)

Steven St. Peter, M.D.
President and Chief Executive Officer
Aratana Therapeutics, Inc.
11400 Tomahawk Creek Parkway, Suite 340

Leawood, KS 66211

(Name and Address of Agent for Service)
(913) 353-1000

(Telephone Number, including Area Code, of Agent for Service)

Copies to:

John C. Ayres, Esq. General Counsel Aratana Therapeutics, Inc. 11400 Tomahawk Creek Parkway, Suite 340 Leawood, KS 66211 (913) 353-1000	Peter N. Handrinos, Esq. Latham & Watkins LLP John Hancock Tower 200 Clarendon Street Boston, MA 02116 (617) 948-6060

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	1,203,369 shares(2)	$4.56(3)	$5,487,363(3)	$552.58

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of an additional 1,203,369 shares issuable under the Aratana Therapeutics, Inc. 2013 Incentive Award Plan pursuant to the terms of such plan.
(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on March 8, 2016.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,203,369 shares of the Registrant’s common stock to be issued pursuant to Registrant’s 2013 Incentive Award Plan and for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8

Except as set forth below, the contents of the Registration Statements on Form S-8 (File No. 333-189687, 333-193472 and 333-203003), filed with the Securities and Exchange Commission on June 28, 2013, January 21, 2014 and March 25, 2015, respectively, relating to the Registrant’s 2013 Incentive Award Plan, are incorporated by reference herein.

Item 8.  Exhibits

The Exhibit Index immediately preceding the exhibits is incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, State of Kansas, on this 15th day of March, 2016.

ARATANA THERAPEUTICS, INC.

By:   /s/ Steven St. Peter

Steven St. Peter, M.D.

President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Aratana Therapeutics, Inc., hereby severally constitute and appoint Steven St. Peter and Craig A. Tooman, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Steven St. Peter Steven St. Peter, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	March 15, 2016
/s/ Craig A. Tooman Craig A. Tooman	Chief Financial Officer and Treasurer (Principal Financial and Accounting officer)	March 15, 2016
/s/ Wendy L. Yarno Wendy L. Yarno	Chairperson of the Board of Directors	March 15, 2016
/s/ Laura A. Brege Laura A. Brege	Director	March 15, 2016
/s/ David L. Brinkley David L. Brinkley	Director	March 15, 2016
/s/ Robert Gerber Robert “Rip” Gerber	Director	March 15, 2016
/s/ Irvine O. Hockaday Irvine “Irv” O. Hockaday	Director	March 15, 2016

/s/ Merilee Raines Merilee Raines	Director	March 15, 2016
/s/ Robert P. Roche Robert P. Roche	Director	March 15, 2016
/s/ John Vander Vort John Vander Vort	Director	March 15, 2016

INDEX TO EXHIBITS

Number	Description
4.1(1)	Restated Certificate of Incorporation of the Registrant
4.2(2)	Amended and Restated By-Laws of the Registrant
5.1	Opinion of Latham & Watkins LLP, counsel to the Registrant
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
24.1	Power of attorney (included on the signature pages of this registration statement)
99.1(3)	Aratana Therapeutics, Inc. 2013 Incentive Award Plan

____________

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35952) filed with the SEC on July 3, 2013, and incorporated herein by reference.
(2)	Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-35952) filed with the SEC on July 3, 2013 and incorporated herein by reference.
(3)	Previously filed as Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-193472) filed with the SEC on January 21, 2014, and incorporated herein by reference.